Exhibit 4.2

USPS First Class Mail Address:

[ Great-West Financial - RROC

PO Box 912852

Denver, CO 80291-2852 ]

Overnight Address:

[Wells Fargo Lockbox Svcs 912852

MAC C7301-L25

1740 Broadway St - LL2

Denver, CO 80274 ]

[1786 ] [ Retirement Resource Operations Center (RROC) ] [1-877-723-8723 ] 9:00 A.M. to 7:00 P.M. EST.

[Marketing Name] INDIVIDUAL SINGLE PREMIUM INDEX LINKED ANNUITY Annuities are issued by Great-West Life & Annuity Insurance Company

SECTION 1: OWNERSHIP TYPE AND REGISTRATION (SELECT ONE ONLY)

If you elect an Inherited IRA, please complete an Inherited IRA Form in addition to this Application.

Qualified:	☐ Traditional IRA	☐ Roth IRA	☐ Inherited Traditional IRA	☐ Inherited Roth IRA
or
Non-Qualified:	☐ Individual	☐ Joint	☐ Trust	[ ☐ Non-Qualified Inherited IRA ]
or
[Custodial:	☐]

SECTION 2: OWNERSHIP INFORMATION

A. Primary Owner

☐ Male	SSN/TIN	Date of Birth (mm/dd/yyyy)	Phone Number
☐ Female
First Name		Middle Name	Last Name

☐ Permanent U.S. resident
Are you a U.S. Citizen? ☐ Yes ☐ No	If No, please complete the Foreign Citizen Information:	☐ Non-permanent U.S. resident
☐ Non-resident of U.S.

Country of Citizenship	Country of Tax Residency (Only applicable to nonresidents of the U.S.

City	State/Province	Country of Birth

Check one and attach a copy of a valid and unexpired Government ID, showing ID number and photo.
Passport Document / Foreign National Identity Document: ☐	DHS Permanent Resident Card: ☐	Employment Authorization: ☐

Non-Natural Owner/Entity Name (if applicable)	Email Address

Street Address	City State Zip Code

Street Address (Line 2)

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SECTION 2: OWNERSHIP INFORMATION (CONTINUED)	[ 1786 ]
B. Joint Owner (Spouse Only) Not applicable if this is a Qualified Annuity Contract

☐ Male	SSN/TIN	Date of Birth (mm/dd/yyyy)	Phone Number
☐ Female
First Name		Middle Name	Last Name

☐ Permanent U.S. resident
Are you a U.S. Citizen?	☐ Yes	☐ No	If No, please complete the Foreign Citizen Information:	☐ Non-permanent U.S. resident
☐ Non-resident of U.S.

Country of Citizenship	Country of Tax Residency (Only applicable to nonresidents of the U.S.

City	State/Province	Country of Birth

Check one and attach a copy of a valid and unexpired Government ID, showing ID number and photo.

Passport Document / Foreign National Identity Document:	☐ DHS Permanent Resident Card:	☐ Employment Authorization: ☐

Non-Natural Owner/Entity Name (if applicable)	Email Address

Street Address	City	State	Zip Code

Street Address (Line 2)

C.Primary Annuitant

☐ Annuitant is the same as Owner

☐ Male	SSN/TIN	Date of Birth (mm/dd/yyyy)	Phone Number
☐ Female

First Name		Middle Name	Last Name

Email Address

Street Address	City	State	Zip Code

☐ Permanent U.S. resident
Are you a U.S. Citizen?	☐ Yes	☐ No	If No, please complete the Foreign Citizen Information:	☐ Non-permanent U.S. resident
☐ Non-resident of U.S.

Country of Citizenship	Country of Tax Residency (Only applicable to nonresidents of the U.S.

City	State/Province	Country of Birth

Check one and attach a copy of a valid and unexpired Government ID, showing ID number and photo.

Passport Document / Foreign National Identity Document:	☐ DHS Permanent Resident Card:	☐ Employment Authorization: ☐

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SECTION 2: OWNERSHIP INFORMATION (CONTINUED)	[ 1786 ]

D. Joint Annuitant

☐ Joint ☐ Contingent ☐ Same as Owner ☐ Same as Joint Owner

☐ Male	SSN/TIN	Date of Birth (mm/dd/yyyy)	Phone Number
☐ Female

First Name		Middle Name	Last Name

Email Address

Street Address	City	State	Zip Code

☐ Permanent U.S. resident
Are you a U.S. Citizen?	☐ Yes	☐ No	If No, please complete the Foreign Citizen Information:	☐ Non-permanent U.S. resident
☐ Non-resident of U.S.

Country of Citizenship	Country of Tax Residency (Only applicable to nonresidents of the U.S.

City	State/Province	Country of Birth

Check one and attach a copy of a valid and unexpired Government ID, showing ID number and photo.

Passport Document / Foreign National Identity Document:	☐ DHS Permanent Resident Card:	☐ Employment Authorization: ☐

SECTION 3: BENEFICIARIES

If no Beneficiary is named, the Owner’s estate will be deemed to be the Beneficiary. Percentages must equal 100%

☐ Primary ☐ Contingent

SSN/TIN	Birth/Trust Date (mm/dd/yyyy)	Relationship	Percentage (no fractionals)

First Name	Middle Name	Last Name	Phone Number

Street Address	City	State	Zip Code

☐ Primary ☐ Contingent

SSN/TIN	Birth/Trust Date (mm/dd/yyyy)	Relationship	Percentage (no fractionals)

First Name	Middle Name	Last Name	Phone Number

Street Address	City	State	Zip Code

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SECTION 3: BENEFICIARIES (CONTINUED)	[ 1786 ]

If no Beneficiary is named, the Owner’s estate will be deemed to be the Beneficiary. Percentages must equal 100%

☐ Primary	☐ Contingent

SSN/TIN	Birth/Trust Date (mm/dd/yyyy)	Relationship	Percentage (no fractionals)

First Name	Middle Name	Last Name	Phone Number

Street Address	City	State	Zip Code

☐ Primary	☐ Contingent

SSN/TIN	Birth/Trust Date (mm/dd/yyyy)	Relationship	Percentage (no fractionals)

First Name	Middle Name	Last Name	Phone Number

Street Address	City	State	Zip Code

SECTION 4: SOURCE OF FUNDS

Purchase Payment Amount:	Minimum Purchase Payment: [ $10,000 ]

A. Qualified

☐	Transfer all or a portion of funds from my existing IRA annuity or other qualified plan. (*Please complete the Acord Form.)
☐	Transfer $	from my brokerage account number:

☐	Check is attached for a new IRA for tax year(s):

B. NON-Qualified

☐	Transfer all or a portion of funds from my existing annuity or life insurance policy. (*Please complete Acord form and applicable state replacement forms.)
☐	Transfer $	from my brokerage account number:

☐	Check is attached

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SECTION 5: STRATEGIES	[1786 ]
A. Please select an Index/Indices and Crediting Factor(s) - Total allocation must equal the 100% of the Purchase Payment

	For internal use						Allocation (%)

[	S&P 500 0	]	[ S&P 500® Index: ]	[	0% Floor	]	%
[	S&P 500 -2.5	]	[ S&P 500® Index: ]	[	-2.5% Floor	]	%
[	S&P 500 -5.0	]	[ S&P 500® Index: ]	[	-5.0% Floor	]	%
[	S&P 500 -7.5	]	[ S&P 500® Index: ]	[	.-7.5% Floor	]	%
[	S&P 500 -10	]	[ S&P 500® Index: ]	[	-10% Floor	]	%
[	S&P 500 -10b	]	[ S&P 500® Index: ]	[	-10% Buffer	]	%

[	MSCI EAFE 0	]	[ MSCI EAFE Index: ]	[	0% Floor	]	%
[	MSCI EAFE -2.5	]	[ MSCI EAFE Index: ]	[	-2.5% Floor	]	%
[	MSCI EAFE -5.0	]	[ MSCI EAFE Index: ]	[	-5.0% Floor	]	%
[	MSCI EAFE -7.5	]	[ MSCI EAFE Index: ]	[	.-7.5% Floor	]	%
[	MSCI EAFE -10	]	[ MSCI EAFE Index: ]	[	-10% Floor	]	%
[	MSCI EAFE -10b	]	[ MSCI EAFE Index: ]	[	-10% Buffer	]	%

[	Russell 2000 0	]	[ Russell 2000® Index: ]	[	0% Floor	]	%
[	Russell 2000 -2.5	]	[ Russell 2000® Index: ]	[	-2.5% Floor	]	%
[	Russell 2000 -5.0	]	[ Russell 2000® Index: ]	[	-5.0% Floor	]	%
[	Russell 2000 -7.5	]	[ Russell 2000® Index: ]	[	.-7.5% Floor	]	%
[	Russell 2000 -10	]	[ Russell 2000® Index: ]	[	-10% Floor	]	%
[	Russell 2000 -10b	]	[ Russell 2000® Index: ]	[	-10% Buffer	]	%

[	NASDAQ 0	]	[ NASDAQ-100® Index: ]	[	0% Floor	]	%
[	NASDAQ -2.5	]	[ NASDAQ-100® Index: ]	[	-2.5% Floor	]	%
[	NASDAQ -5.0	]	[ NASDAQ-100® Index: ]	[	-5.0% Floor	]	%
[	NASDAQ -7.5	]	[ NASDAQ-100® Index: ]	[	.-7.5% Floor	]	%
[	NASDAQ -10	]	[ NASDAQ-100® Index: ]	[	-10% Floor	]	%
[	NASDAQ -10b	]	[ NASDAQ-100® Index: ]	[	-10% Buffer	]	%

[	Custom Index 0	]	[ Custom Index: ]	[	0% Floor	]	%
[	Custom Index -2.5	]	[ Custom Index: ]	[	-2.5% Floor	]	%
[	Custom Index -5.0	]	[ Custom Index: ]	[	-5.0% Floor	]	%
[	Custom Index -7.5	]	[ Custom Index: ]	[	.-7.5% Floor	]	%
[	Custom Index -10	]	[ Custom Index: ]	[	-10% Floor	]	%
[	Custom Index -10b	]	[ Custom Index: ]	[	-10% Buffer	]	%

			Total (must equal 100%):				%

B. Rebalancer Option

Do you elect to automatically rebalance the percentage allocations among Strategies?	☐ Yes	☐ No

The percentage allocation rebalancer will be triggered on each Strategy Term Start Date and based on the most recent allocations elected. The amount allocated to each Strategy will increase or decrease at different rates depending on the investment experience and structure of each Strategy including applicable Caps, Floors and Buffers. Please see the Contract for additional details. This option can be cancelled at any time by contacting the [Retirement Resource Operations Center (RROC)].

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[1786 ]

[S&P 500® Price Index-*The Standard & Poor’s 500 Composite Stock Price Index (S&P 500). “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500®” are trademarks of the McGraw-Hill Companies, Inc. and have been licensed for use by Great-West Life & Annuity Insurance Company. This Product is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the Product. The S&P 500 Index does not include dividends paid by the underlying companies.]

[MSCI EAFE Price Index - The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US and Canada. As of the date of this prospectus, the MSCI EAFE consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this Index.]

[The Russell 2000® Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and have been licensed for use by Great-West Life & Annuity Insurance Company. “The [Great-West Capital Market ProtectorTM Select] is/are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which the [Great-West Capital Market ProtectorTM Select] is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the [Great-West Capital Market ProtectorTM Select]. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Great-West Life & Annuity Insurance Company or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.]

[NASDAQ-100® Price Index - The NASDAQ-100 Price Return Index® includes 100 of the largest domestic and international non-financial securities listed on The Nasdaq Stock Market based on market capitalization. The Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. The NASDAQ-100 Price Return Index® does not include dividends declared by any of the companies included in this Index.]

[Custom Index - This section reserved for Custom Index text / disclosure]

SECTION 6: THIRD PARTY AUTHORIZATION

Do you consent to Third Party Authorization?	☐ YES	☐ NO

This consent will remain in effect until the authorization is revoked by contacting the [Retirement Resource Operation Center (RROC)]. If no election is made, [RROC] will default to “NO.”

By selecting “YES,” I (we) authorize Great-West Life & Annuity Insurance Company to provide information related to the policy to the Producer listed in Section 10. This may include my personal and policy information, including but not limited to Social Security Number (SSN),Tax Identification Number (TIN), account values and interest rates, as applicable. Information provided by Great-West Life & Annuity Insurance Company to the Producer listed in Section 10 is no longer subject to the Great-West Life & Annuity Insurance Company privacy and information security policies and procedures. Policy Owner(s) acknowledge that Great-West Life & Annuity Insurance Company is not responsible for any breach or unauthorized dissemination of personally identifiable or financial information after it is transmitted to any authorized third party.

Great-West Life & Annuity Insurance Company is authorized to accept the following instructions from or provide the following information to the Producer listed in Section 10:

The allocation and transfer of amounts in or among the Index Option(s) when such allocations and transfers are allowed, updating or changing mailing addresses and/or phone numbers, and providing electronic copies of confirmations and statements.

SECTION 7: REPLACEMENT

Do you have any life insurance or annuity contracts in force?	☐ YES	☐ NO

Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance or annuity contract(s)?	☐ YES	☐ NO

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SECTION 8: ELECTRONIC DELIVERY	[1786 ]

Do you consent to Electronic Delivery?	☐ YES	☐ NO

Subject to Great-West Life & Annuity Insurance Company’s ability, I authorize that all statements, prospectuses, reports, and other documents be provided to me in an electronic format. The owner may revoke this authorization at any time by contacting the [Retirement Resource Operations Center (RROC)]. By providing an email address, I am confirming that I have access to the Internet for purposes of accepting electronic delivery.

Email Address

This consent will remain in effect until I revoke my authorization by contacting the [Retirement Resource Operation Center (RROC)]. I may request a paper copy of the information provided electronically at any time for no charge. I will provide the [Retirement Resource Operation Center (RROC)] a current e-mail address if my e-mail address changes.

SECTION 9: CLIENT SIGNATURES

I understand that I am applying for a Single Premium Annuity contract, issued by Great-West Life & Annuity Insurance Company. I declare that all statements made on this application are true to the best of my knowledge and belief.

☐

The [Retirement Resource Operation Center (RROC)] is authorized to act on telephone instructions provided by me. In the absence of this authorization, available telephone instructions will not be allowed.

I hereby direct that my telephone instructions to the [Retirement Resource Operation Center (RROC)] and/or those I submit via any Internet site and/or e-mail address as identified in the prospectus, be honored for transactions unless otherwise notified by me in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify contract transaction information. The [Retirement Resource Operation Center (RROC)] will use reasonable procedures to confirm that instructions communicated by telephone or electronically are genuine. If such procedures are followed, Great-West Life & Annuity Insurance Company will not be liable for any losses due to unauthorized or fraudulent instructions. If a transfer from my brokerage account is indicated in this application, I authorize my broker to transfer the amount specified. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct and that I am not subject to backup withholding. The Internal Revenue Service does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

FRAUD WARNING

[Alabama:] [Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution, fines or confinement in prison, or any combination thereof.]

[Colorado:] [It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies. ]

[District of Columbia:] [Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.]

[Florida] Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

[Maine:] Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance may be guilty of a crime and subject to fines and confinement in prison, and denial of insurance benefits, depending on state law.]

[Maryland:] [Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.]

[New Jersey:] [Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.]

[Ohio:] [Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.]

[Pennsylvania:] [Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material there to commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.]

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[1786]

All other states: [Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance may be guilty of a crime and subject to fines and confinement in prison, and denial of insurance benefits,depending on state law.]

I acknowledge receipt of the prospectus for the annuity contract. I understand that amounts allocated to a Strategy(ies) and are not guaranteed as to dollar amount. I understand that amounts payable under this contract may be subject to a market value adjustment.

Print Name of Contract Owner	Signature of Contract Owner	Date Signed (mm/dd/yyyy)

Print Name of Joint Contract Owner	Signature of Joint Contract Owner	Date Signed (mm/dd/yyyy)

SECTION 10: PRODUCER INFORMATION *FOR PRODUCER USE ONLY

Does the applicant have existing life insurance policies or annuity contracts?	☐ YES	☐ NO

Do you have reason to believe the annuity applied for will replace any life insurance or annuity with us or with any other company?	☐ YES	☐ NO
If “YES” to replacement, please certify by checking this box that sales material, if any, used in this transaction was company approved and a copy has been left with the applicant	☐ YES	☐ NO

Producer Printed Name	Producer Signature	Date Signed (mm/dd/yyyy)
%

License Number

If more than one Producer is selecting a Comp Option, please provide name and percentage for each. Total percentage must equal 100%.
Producer Printed Name #2	Producer Signature #2	Date Signed (mm/dd/yyyy)
%

Producer Printed Name #3	Producer Signature #3	Date Signed (mm/dd/yyyy)
%

Client Brokerage Account	Broker/Dealer Name

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